Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: May 11, 2007

CONTACT:	Donald W. Jewell	Patrick W. Hurley
	Interim Chief Executive Officer	Chief Financial Officer
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC.  REPORTS THIRD QUARTER UNAUDITED RESULTS

Denver, Colorado – May 11, 2007 - Sport-Haley, Inc. (NASDAQ NMS – SPOR) (“Sport-Haley” or the “Company”) today reported unaudited earnings for its third fiscal quarter and nine months ended March 31, 2007.

Net sales of SPORT HALEY® and Ben Hogan® fashion apparel for our third fiscal quarter ended March 31, 2007, were $5,270,000, an increase of $1,060,000, or 25%, from net sales of $4,210,000 for the comparable three-month period in the prior fiscal year. Net sales of fashion apparel for the nine months ended March 31, 2007, were $12,948,000, an increase of $298,000, or 2%, from net sales of $12,650,000 for the comparable nine-month period in the prior fiscal year. We did not ship any Top-Flite® branded apparel during our third fiscal quarter ended March 31, 2007.

Gross profit of our fashion apparel, as a percentage of net sales, was 36% for the nine-month period ended March 31, 2007, and 37% for the comparable nine-month period in the prior year.

Selling, general and administrative expenses with regard to fashion apparel increased by $31,000, or 2%, to $1,852,000 for our fiscal quarter ended March 31, 2007, from $1,821,000 for the comparable three-month period in the prior fiscal year. Selling, general and administrative expenses with regard to fashion apparel increased by $75,000, or 2%, to $5,058,000 for the nine months ended March 31, 2007, from $4,983,000 for the comparable nine-month period in the prior fiscal year. As a percentage of net sales, selling, general and administrative expenses with regard to our fashion apparel were 35% and 43% for the three-month periods and 39% and 39% for the nine-month periods ended March 31, 2007 and 2006, respectively.

Selling, general and administrative expenses were $95,000 and $138,000 with regard to our branded apparel for our fiscal quarter ended March 31, 2007 and 2006, and were $301,000 and $138,000 for the nine months ended March 31, 2006 and 2007, respectively. Selling, general and administrative expenses with regard to our branded apparel for our fiscal quarter and nine months ended March 31, 2007, were comprised primarily of costs incurred while actively marketing Top-Flite® branded apparel to the mass retail and big-box market suitable for such apparel.

Other income, net, was $71,000 for our fiscal quarter ended March 31, 2007, a decrease of $166,000, or 70%, from $237,000 for the comparable three-month period in the prior fiscal year. Other income, net, was $233,000 for the nine months ended March 31, 2007, a decrease of $134,000, or 37%, from $367,000 for the comparable nine-month period in the prior fiscal year.

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Net loss for our fiscal quarter ended March 31, 2007, was ($218,000), a difference of ($28,000), or 15%, as compared with the net loss of ($190,000) for the comparable three-month period in the prior fiscal year. Net loss for the nine months ended March 31, 2007, was ($836,000), a difference of ($217,000), or 35%, as compared with the net loss of ($619,000) for the comparable nine-month period in the prior fiscal year.

“Over the last six to seven months we’ve continued to seek alternative markets for our Top-Flite® branded apparel,” stated Donald W. Jewell, our Chief Executive Officer. “As a result, orders obtained to date will begin shipping in September 2007. In addition, we’ve identified several other potential customers that have expressed significant interest in our forthcoming Top-Flite® line for spring 2008. However, expenses with regard to our marketing efforts, with no corresponding sales of Top-Flite® apparel, comprised a major component of our net loss for the fiscal quarter ended March 31, 2007.”

Basic and diluted earnings (loss) per common share were ($0.09) and ($0.07) for the quarterly periods and ($0.31) and ($0.23) for the nine-month periods ended March 31, 2007 and 2006, respectively. All securities options were anti-dilutive and therefore excluded from the per share calculations with respect to periods in which net losses were incurred.

Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY® and Ben Hogan® labels. The fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States and by certain distributors within international markets. Reserve Apparel Group LLC, a wholly owned subsidiary of Sport-Haley, Inc., designs, purchases, contracts for the manufacture of, markets and distributes branded golf apparel and outerwear under the Top-Flite® label to mass retailers and other big-box type high sales volume retail stores. Ben Hogan® fashion apparel and Top-Flite® branded apparel are distributed pursuant to a licensing agreement with Callaway Golf Company, which we consider to be a key component of our business strategies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of our business, the markets for our products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such  forward-looking statements are subject to various risks and uncertainties, including, but not limited to, the following: our ability to successfully anticipate fashion trends, design favorably accepted fashion golf apparel, effectively advertise and communicate within the marketplace, and penetrate our chosen distribution channels; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; our ability to successfully forecast sales and optimize inventory levels; our ability to successfully manage risks associated with the trend of an increasing relative percentage of sales with respect to licensed apparel, such as the Ben

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Hogan® apparel collections; establishing markets for our Top-Flite® apparel which provide the annual sales amount required by Callaway to satisfy the minimum royalty payments due in accordance with the license agreement for Top-Flite® apparel; loss of certain third party suppliers, and/or delays in receiving garments from third party suppliers caused by various factors, including lost or reduced manufacturing capacity or significant suppliers, labor shortages, timely performance of third parties, transportation difficulties, and others; significant delays in deliveries from third party suppliers;  unsatisfactory recourse with regard to nonconforming goods received from foreign suppliers; political and international trade relations; changes in international trade quota systems for apparel; significant reliance upon several individual foreign suppliers; reliance upon a certain foreign person, responsible for maintaining relationships with and monitoring the performance of certain of our significant foreign suppliers; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses thereto; access to capital; maintaining satisfactory relationships with commercial banking institutions; establishing controls with regard to and maintaining the integrity of technology and information systems; and, reliance upon executive officers and key employees. Additional information on these and other factors that could affect our financial results is included in the discussion below and in our Form 10-K for the year ended June 30, 2006. There may be other factors not mentioned above, in the discussion below or included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. The reader should not place undue reliance on any forward-looking statements. Neither the Company nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

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SPORT-HALEY, INC.

Consolidated Unaudited Financial Information

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Statements of Income Data:

Net sales	$5,273	$4,656	$14,136	$13,096

Gross profit	1,865	1,737	4,922	4,679

Total other operating costs	2,143	2,162	5,917	5,662

Loss from operations	(278)	(425)	(995)	(983)

Other income (expense), net	71	237	233	367

Net loss	(218)	(190)	(836)	(619)

Diluted loss per common share	$(0.09)	$(0.07)	$(0.31)	$(0.23)

Diluted average weighted shares outstanding	2,490,000	2,770,000	2,678,000	2,742,000

	March 31,
	2007	2006
Balance Sheets Data:

Current assets	$12,938	$17,457

Total assets	13,661	18,134

Current liabilities	1,814	2,374

Long-term liabilities	—	256

Shareholders’ equity	11,847	15,504

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